Exhibit 1.0

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13-D, including any and all amendments, with respect to the Common Stock, par value $1.00 per share, of TEXFI INDUSTRIES, INC. and that this Agreement shall be included as an exhibit to such joint filing.

     IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement, this 1st day of June, 1994.



                                    CHADBOURNE CORPORATION

                                    By:
                                          William L. Remley, President


                                    HALTON HOUSE LTD.

                                    By:
                                          William L. Remley, President


                                    THE HALTON DECLARATION OF TRUST

                                    By:
                                          Stefan F. Tucker, as Protector of The
                                          Halton Declaration of Trust



                                          STEFAN F. TUCKER




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